                                                          EXHIBIT 10.16


                                   AGREEMENT

     This agreement effective as of the 1st day of February, 1991, between Photoelectron Corporation, a corporation of the Commonwealth of Massachusetts, having a principal place of business at 580 Winter Street, Waltham, Massachusetts 02254 (hereinafter "PHOTOELECTRON"), and [XXX XXXXXXX XXXXXXXX XXXXXXXXXXX, XXXXX XXXXXXXX XX XXXXXXXXXXXXX XXXXXXX XXXXXXXX, XXXXX XXXXXX], Boston, Massachusetts [XXXXX] (hereinafter "[XXXXXXX]").

                                  WITNESSETH;

     WHEREAS, PHOTOELECTRON has developed a miniaturized x-ray generator ("DEVICE") which has potential application in the treatment of tumors;

     WHEREAS, [XXXXXXX], through Dr. [XXXXXXXX XXXXXX] and others, has developed certain scientific and clinical information and expertise pertaining to the treatment of tumors and the use of animal models for evaluation of instrument efficacy;

     WHEREAS, [XXXXXXX] wishes to perform certain tests with the DEVICE in animal models and PHOTOELECTRON desires that it do so;

02/04/91 (eal)                         1

     NOW THEREFORE, in consideration of the premises and of the faithful performance of the covenants herein contained, the parties hereto agree as follows:


1.   DEFINITIONS
     -----------

     1.1 The term "PROJECT" shall mean the animal studies described in the Protocol attached hereto as Appendix A.

     1.2  The term "PRINCIPAL INVESTIGATOR" shall mean Dr. [XXXXXXXX XXXXXX].

     1.3 The term "INVESTIGATOR" shall mean PRINCIPAL INVESTIGATOR and any other member of [XXXXXXX]'s professional staff, graduate student, postdoctoral fellow, undergraduate student, or employee of [XXXXXXX] who shall participate under the direction of the PRINCIPAL INVESTIGATOR in the performance of PROJECT.

     1.4 The term "RESULTS" shall mean any test results, data, and other information produced in the performance of PROJECT.


2.   OBLIGATIONS OF [XXXXXXX] AND PHOTOELECTRON
     ------------------------------------------

     (a)  During the term of this Agreement, [XXXXXXX] shall:

02/04/91 (eal)                         2

          (i) through PRINCIPAL INVESTIGATOR and any other INVESTIGATOR perform PROJECT;

          (ii) promptly and systematically disclose to PHOTOELECTRON the RESULTS, which PHOTOELECTRON shall be entitled to use to the extent such use does not infringe any patent assigned or licensed to [XXXXXXX] which is not assigned to PHOTOELECTRON.

     (b)  During the term of this Agreement, PHOTOELECTRON shall:

          (i)   provide [XXXXXXX] with DEVICE;

          (ii) provide INVESTIGATORS with information and instruction pertaining to DEVICE as needed to perform the PROJECT;

          (iii) repair and maintain DEVICE as needed at [XXXXXXX] to assure its proper functioning in the performance of the PROJECT.


02/04/91 (eal)

          (iv) to facilitate INVESTIGATORS' performance of the PROJECT, PHOTOELECTRON shall, subject to the approval of the PRINCIPAL INVESTIGATOR, have the right to be present at the animal studies hereunder.


3.   CONFIDENTIALITY AND PUBLICATION RIGHTS
     --------------------------------------

     [XXXXXX] cannot assure confidential treatment of any PHOTOELECTRON proprietary information that might be disclosed to [XXXXXXX] or any INVESTIGATOR, or of RESULTS. In the event that PHOTOELECTRON wishes to disclose to an INVESTIGATOR any information which relates to PROJECT that PHOTOELECTRON considers confidential, PHOTOELECTRON may enter into a separate Confidentiality Agreement with the INVESTIGATOR. Such Confidentiality Agreement must be approved as to form by the Director, Office of Technology Affairs at [XXXXXXX] and shall provide a means for clearly identifying the information PHOTOELECTRON considers to be proprietary and not abridge [XXXXXXX]'s or the INVESTIGATOR's traditional rights to publish and communicate with academic colleagues regarding the results of research conducted at [XXXXXXX]. Without limiting the generality of the foregoing, it is understood and acknowledged that the PRINCIPAL INVESTIGATOR has entered into a Confidentiality

Agreement with PHOTOELECTRON, dated November 1, 1989 which is acceptable to [*****].

     PRINCIPAL INVESTIGATOR shall have the right to present or publish RESULTS and shall provide an early draft of any such presentation or manuscript for review by PHOTOELECTRON at least thirty (30) days prior to its presentation or submission for publication. At the end of such thirty (30) days, PRINCIPAL INVESTIGATOR shall have the right, in his/her discretion, to make such presentation or to submit such manuscript for publication. PRINCIPAL INVESTIGATOR and PHOTOELECTRON shall cooperate in identifying and removing any previously identified information which is proprietary and confidential to PHOTOELECTRON, as appropriate. It is understood, however, that [*****] shall not be responsible for any INVESTIGATOR's failure to remove such PHOTOELECTRON proprietary and confidential information. Proper reference will be given to PHOTOELECTRON as the developer of the DEVICE.


4.   INVENTIONS
     ----------

     Any INVESTIGATOR who shall make an invention, solely or jointly, in the performance of PROJECT (hereinafter referred to as INVENTION) shall promptly report in writing such INVENTION to PHOTOELECTRON and [*****] and shall, upon written request of PHOTOELECTRON given within ninety (90) days of PHOTOELECTRON's receipt of such report, assign all of his or her rights, title and interest in the INVENTION to PHOTOELECTRON.


5.   LIABILITY
     ---------

     [*****] and PHOTOELECTRON shall each be responsible and shall hold the other harmless for any injury to persons or damage to property to the extent that such injury or damage is caused by the negligence or willful misconduct of their employees or staff in carrying out the PROJECT; provided, however, that PHOTOELECTRON will defend, indemnify and hold harmless [*****] and its trustees, employees and staff against any and all actions, suits, claims, demands or prosecutions that may be brought or instituted against [*****] and/or its trustees, employees and staff based on or arising out of the manufacture, use, sale or other distribution of a commercially available device by PHOTOELECTRON, its affiliates or licensees except to the extent any such action, suit, claim, demand or prosecution is based on the negligence or willful misconduct of [*****] and/or its trustees, employees or staff in the use of such device. In the event that an assignment of an INVENTION is made pursuant to Paragraph 4 above, the provisions of this paragraph 5 shall be replaced by the provisions of Appendix B attached hereto.

6.   TERM AND TERMINATION
     --------------------

     6.1 This Agreement shall have a term of one year beginning with the EFFECTIVE DATE of this Agreement and may be extended thereafter by mutual agreement.

     6.2 If either party shall fail to faithfully perform any of its obligations under this Agreement, the nondefaulting party may give written notice of the default to the defaulting party. Unless such default is corrected within thirty (30) days after such notice, the notifying party may terminate this Agreement upon thirty (30) days prior written notice.


7.   MISCELLANEOUS
     -------------

     7.1 Each party agrees that it will not use the name or logo of the other party or of any employee, staff member or student of the other party in any advertising, promotional material or sales literature, or any other publication without the prior written approval of the party or person whose name or logo is to be used.

     7.2 This Agreement constitutes the entire understanding between the parties with respect to the subject matter thereof, and supersedes and replaces all prior agreements, understandings, writings and discussions between the parties relating to said subject matter.

     7.3 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance.

     7.4 The obligations of the parties under Sections 3, 4, 5 and 7.1 shall survive the termination of this Agreement.

     7.5 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

     THE PARTIES have duly executed this Agreement to be effective as of the date first above written.


PHOTOELECTRON CORPORATION         [*****]



BY: /s/ Peter M. Nomikos          BY: /s/ [*****]
   ---------------------------       ------------------------------------------

TITLE: C.E.O.                     TITLE:  [XXXXXXXXXX]
      ------------------------          ---------------------------------------

DATE: Feb. 19, 1991               DATE: Feb. 8, 1991
     -------------------------         ----------------------------------------

I have read paragraph 3 of the foregoing Agreement and agree to comply therewith.

By: /s/ [*****], M.D.
   ---------------------------

Name: [*****], M.D.                    Date: 2/12/91
     -------------------------         ----------------------------------------

                                   APPENDIX B
                                   ----------

     9(a) PHOTOELECTRON shall indemnify, defend and hold harmless [*****] and its trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnities"), against any liability, damage, loss, or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Indemnities or any one of them in connection with any claims, suits, actions, demands or judgments:
(i) arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning the DEVICE or any modification thereof; (ii) arising out of any side effect or adverse reaction, illness or injury resulting from Indemnities' performance of the Study and occurring to any person involved in the Study; or (iii) arising out of damage to any property resulting from and occurring during the Indemnities' performance of the Study. [*****] agrees to notify PHOTOELECTRON promptly of any such claim, suit, action, demand or judgment and [XXXXX] and PRINCIPAL INVESTIGATOR agree to reasonably cooperate with PHOTOELECTRON in the handling thereof.

     (b) PHOTOELECTRON's indemnification under (a)(i) shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of the indemnitees. PHOTOELECTRON's indemnification under
(a)(ii) and (a)(iii) shall
not apply to any liability, damage, loss or expense to the extent that it is attributable to the: (A) negligent activities, reckless misconduct or intentional misconduct of the Indemnities, or (B) failure of the indemnitees to adhere to the terms of the protocol for the Study.

     (c) PHOTOELECTRON agrees, at its own expense, to provide attorneys reasonably acceptable to the [*****] to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

     10. (a) At such time as DEVICE or any modification thereof is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by PHOTOELECTRON or by a licensee, affiliate or agent of PHOTOELECTRON, PHOTOELECTRON shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate, and naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for PHOTOELECTRON's indemnification under Paragraph 9 of this Agreement. If PHOTOELECTRON elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-


02/04/91 (eal)
insurance program must be acceptable to the [*****] and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amounts of insurance coverage required under this Paragraph 10 shall not be construed to create a limit of PHOTOELECTRON's liability with respect to its indemnification under Paragraph 9 of this Agreement.

     (b) PHOTOELECTRON shall provide [*****] with written evidence of such insurance upon request of [*****] PHOTOELECTRON shall provide [*****] with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.

     (c) PHOTOELECTRON shall maintain such comprehensive general liability insurance during (i) the period that the DEVICE or any modification thereof is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by PHOTOELECTRON or by a licensee, affiliate or agent of PHOTOELECTRON and (ii) a reasonable period after the period referred to in
(c)(i) above which in no event shall be less than fifteen (15) years.


02/04/91 (eal)

                                  Appendix A

     What we are proposing to test in this pilot study is the effect on tumor growth of a new device; a Free Electron X-Ray emitter.

     The addition would be to Dr. [*****]'s existing protocol "Genetic
                                                               -------
Alteration of Nervous System Tumors". It would be an increase of 20 rats to
-----------------------------------
Dr. [*****]'s current protocol. The additional rats would be used to determine the effects of the irradiation, a dose response curve, and the associated effects on adjacent tissues. Four groups of five would be used for initial dose response estimates. Animals in each group would receive a set dose (X, 2X, 5X, 10X 50X).

Scheme:  Day  1 (X-ray Irradiation). Immediate Sacrifice
         Week 1                                  Group 2 Sacrifice
         Week 2                                  Group 3 Sacrifice
         Week 3                                  Group 4 Sacrifice

     The X-ray source is effectively a point source at the tip of a probe (approx 15 gauge needle). The new x-ray source is manufactured by Photoelectron Corporation and has been reviewed by the research Patent Office.

     Briefly, under anesthesia, the tumor site would be exposed as outlined in Dr. [*****]'s protocol. The x-ray source would be positioned center mass of the tumor, and activated for various periods of time. The animal would either be sacrificed immediately, or surgically closed and allowed to recover for up to 3 weeks. The effects of the irradiation would be evaluated both grossly (visual sub-renal capsule assays) and by histology for changes in tumor mass and surrounding tissues. No pain or additional distress is expected. Animals will be sacrificed with an anesthetic overdose as indicated.

     Depending the initial results, a complete application would be submitted to the SRAC to continue the studies.

                                              January 27, 1992

Mr. [*****]
[XXXXX]
[*****]

     Re:  Extension of Term of Agreement of February 1, 1991
          Between Photoelectron Corporation and [*****]
          --------------------------------------------------

Dear Mr. [*****]

    Pursuant to the above-referenced Agreement Dr. [*****] and other members of the staff of [*****] are performing animal studies in which an X-ray source supplied by Photoelectron is being utilized to irradiate live animal tissue. In order to complete ongoing studies, the parties desire to extend the one year term currently specified in the Agreement. The Protocol should also be amended to reflect the fact that [*****] has conducted animal studies in addition to those set forth in Appendix A as initially written.

    Accordingly, the parties agree to amend the Agreement of February 1, 1991 as follows:

    1. The single sentence of Paragraph 6.1 is amended to read "This Agreement shall have a term of eighteen (18) months beginning with the EFFECTIVE DATE of this Agreement and may be extended thereafter by mutual agreement."

    2. Appendix A is amended by deleting the current Appendix A and substituting for it the document titled "Appendix A (1/27/92)", attached to and forming part of this letter agreement.

    3. Except as amended pursuant to the above-noted paragraphs 1. and 2. of this letter agreement, all provisions of the Agreement shall remain in effect as written.

    If you agree with these amendments, please have the appropriate official of [XXXXX] sign and date both originals of this letter in the spaces below, keep one for your records, and return the other original to me.

Mr. [*****]
January 27, 1992
Page 2



    Thanks for your efforts. We look forward to continued cooperation and success in these studies.

                                 Sincerely,

                                 PHOTOELECTRON CORPORATION

                                 /s/Peter M. Nomikos

                                 Peter M. Nomikos
                                 President and
                                 Chief Executive Officer

Accepted and agreed:

[*****]



By:/s/[*****]
   ---------------------------------------
Typed/Printed
  Name:  [*****]
       -----------------------------------
  Title: [XXXXX]
        ----------------------------------
  Date:  20 March 1992
       -----------------------------------
60C

                              Appendix A  1/27/92
                              -------------------

This pilot study is performed to provide data on the safety in use of, and the radiative and thermal effects caused by, a new x-ray source. This source is effectively a point source at the top of a thin probe. The device is manufactured by Photoelectron Corporation and has been reviewed by the Research Patent Office.

A series of on-going animal experiments has been, and is continuing to be, conducted in rats and dogs. A total of 13 livers of rats were irradiated in vivo. Surgery to expose the rat liver was performed in the neurosurgery animal laboratory at the [*****] in Boston. Livers were selected for treatment because this organ is known to be easily accessible, relatively large, and resistant to radiation. The probe, held firmly in a stand, was inserted between the lobes of the liver. Continual flow of a small quantity of saline solution along the outside of the probe lubricated the tip to eliminate frictional damage to the liver due to the relative motion, caused by breathing, between this organ and the probe. To insure material biocompatibility, the probe was covered by a thin latex finger cut from a surgical glove.

In the first set of experiments, nine livers were irradiated, three of which were for 1, 2, and 3 hours with x-rays generated by a 10 uA electron beam accelerated in the probe to the maximum voltage of 30 kV. Similarly, three more exposures were performed for the same durations but with beam parameters of 20kV and 15uA, and the last three at 15 kV and 23 Micro Amphs.

In the 30 kV and 20 kV tests, x-ray emission was sufficiently intense near the probe surface to produce small lesions by the end of the treatment. All rats were sutured after irradiation. Those irradiated by x-rays generated with the 30 kV, 10 Micro Amphs electron beams for 1, 2 and 3 hours were sacrificed, respectively after 7, 10 and 13 days. Complete tissue necrosis was observed in a region around the probe ranging in diameter from 5mm for the shortest radiation time to 10 mm for the longest. A sharp demarcation was noted between the necrotic and normal tissues with little inflammatory response in the periphery. In one experiment (rat irradiated for 3 hours with x-rays generated by the 20 kV, 15 Mirco Amphs beam) a thermometer was placed in contact with the probe. During the treatment, a stable maximum rise in temperature of 9.5C was measured (from an initial value 31C). With a saline drip of 1 drop each 2 minutes along the probe, this increase fell slightly to 8C.

Subsequently, 3 more livers of rats were irradiated, each for 3 hours with x-rays generated by a beam with higher current of 25 Micro Amphs accelerated to the maximum voltage of 30 kV. These rats were sutured, and two died within the next 11 days. The last one was sacrificed after 13 days and a similar 6-7 mm diameter lesion was observed to have formed. In comparison to the previously studied animal the size of this lesion was smaller than expected. A final liver was irradiated at the same conditions as the three previous animals were. This animal died within 3 hours of irradiation, apparently due to complications caused by the anesthesia. An 8-9 mm lesion was seen with incomplete necrosis.

Rat C6 glioma cells were seeded subcutaneously in order to provide a test vehicle for studying the effects of probe irradiation of tumors. Although several tumors did grow most spontaneously regressed and disappeared before any x-ray treatment was performed. However, it was possible to place the probe tip in contact with one such tumor and using a 25 Micro Amphs electron beam accelerated to 30 kV x-rays were generated for 2 hours. However, the animal died from anesthesia complications. Tissue necrosis was observed throughout the tumor, including within areas not irradiated by the probe, suggesting that tumor cells were being destroyed by the rat's immune system.

A total of 4 dog brains were irradiated by the x-ray probe. Three of these were acute dogs, sacrificed right after treatment, which had primarily been used in other experiments. The objective of irradiating these brains was to determine the degree to which hyperthermia might be generated by heat dissipation from the probe.

In 2 of the dogs the probe was intradural and placed in contact with the exposed cortex. The source was operated for 1 hour with a 25 Micro Amphs electron beam accelerated to 30 kV. Temperature rise, as measured by a thermistor (manufactured by Yellow Springs) placed 1-2 mm from the probe, recorded an increase of 7 and 8C, respectively, from a starting 32 C for the 2 dogs. Pathological examination showed no changes. In the third dog the probe was inserted 5 mm into the brain tissue. With the source operating at the same conditions as for the other two dogs, the thermistor measured an increase of 6C from an initial temperature of 32 C at 1-2 mm from the probe. Subsequent pathology tests showed no formation of necrotic tissue. Accordingly, from the results of these three dog experiments hyperthermia should not be a contributing process to tissue necrosis during use of the x-ray source.

A chronic fourth dog was exposed to the x-ray source operating at the same conditions with the probe tip inserted 1.5 cm into the right lobe
(mid-frontal). From air measurements and MCNP code predictions the dose at 1 cm from the probe center was determined to be 850 rads. This dog was sutured after treatment and sacrificed after 1 day because it had become comatose and hypothermic and had experienced seizures on the contralateral side. Pathological examination revealed that in all likelihood the hypothalmus and possibly the thalmus had been affected by the proximity of the probe to these glands. The area around the probe showed signs of hemorrhage.

A total of 5 dog livers were irradiated by the x-ray probe. The conditions at which the probe was operated were 30 kV, 15 Micro Amphs, 1 hour (except one which was irradiated for 45 minutes). Two dogs were acute, and one of these (the one irradiated for 45 minutes) provided data on temperature rise in liver tissue caused by thermal dissipation from the target in the probe. Thermistor measurements 1 mm from the probe inserted 7 mm into the liver recorded a stable increase of 2.5 C after 10 minutes, from an initial temperature of 34.5 C. After the probe was turned off the temperature returned to its initial value.

Two other dogs were chronic, and the first of these, which had the probe inserted 2 cm into its liver, was sacrificed after 3 days. Pathological examination showed coagulation necrosis and hemorrhage around the probe hole, but no radiation-induced necrosis. The other dog was irradiated on June 11, 1991 and sacrificed at the end of August. In this dog, the probe had been inserted at one site 2 cm from a hepatic artery, and sequentially at a second site as well. Each irradiation was for 1 hour. Blood samples were taken every two days to monitor liver function. No abnormalities were observed. Pathological examination showed well defined cell changes within a 7-9 mm diameter area of tissue. The fifth dog irradiated in mid July was sacrificed after three months. Little necrosis was observed.

Recent measurements have provided thermal profiles, along radii outward from the probe tip, in three acute dog brains. One chronic dog liver was irradiated and another will be done to determine if there are any long term damaging effects due to the observed minor hyperthermia. A few additional tests, radiative and thermal, may be performed in rats, rabbits, or dogs, as necessary.

Briefly, under anesthesia, the animal tissue is exposed according to accepted protocols. The x-ray source is positioned with the tip either between lobes of the liver or within liver or brain tissue and activated for various periods of time (one to three hours). The animal is sacrificed either immediately, or surgically closed and allowed to recover for up to three months. The effects of irradiation are evaluated both grossly and histologically. No pain or additional distress is expected to the animal. Animals are sacrificed with an anesthetic overdose.